UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 21, 2004

AIRGATE PCS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	027455	58-2422929
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Harris Tower, 233 Peachtree Street, N.E.
Suite 1700
Atlanta, Georgia 30303
(Address of Principal
Executive Offices)

(404) 525-7272
(Registrant’s area code)

None
(Former name or former since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

     On August 11, 2004, AirGate PCS, Inc. (the “Company”) granted 45,000 and 30,000 options to purchase shares of the Company’s common stock (the “Common Stock”) in the ordinary course of business to, respectively, William J. Loughman, the Company’s chief financial officer, and Roy E. Hadley, the Company’s vice president, general counsel and secretary. The original terms of these options called for them to vest ratably over four years on the anniversary of the date of their grant. On December 21, 2004, the Company’s Board of Directors unanimously approved the immediate acceleration of the vesting of one-half of Messrs. Loughman’s and Hadley’s options on a pro-rata basis. As a result of the acceleration of options representing 37,500 shares of Common Stock and based on the closing price of the Common Stock on December 21, 2004, the Company expects to incur a non-cash charge of approximately $780,000 for the quarter ending December 31, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRGATE PCS, INC.
Date: December 23, 2004	By:	/s/ William J. Loughman
William J. Loughman
Chief Financial Officer